                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated February 22, 1999; relating to the consolidated financial statements of Ziff-Davis Inc., the combined financial statements of ZD and the combined financial statements of ZDNet, which appear in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY

March 25, 1999